UNITED STATES
Securities and Exchange Commission

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2000
Date of Report (Date of earliest event reported)

SGI International
(Exact name of registrant as specified in its charter)
Utah	2-93124	33-0119035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Prospect Street, Suite 325
La Jolla, CA 92037
(Address of principal executive offices and Zip Code)

(858) 551-1090
(Registrants telephone number including area code)

ITEM 5. OTHER EVENTS.

SGI International ("SGI") and subsidiaries of AEI Resources (collectively "AEI"), specifically, Bluegrass Coal Development Company and Americoal Development Company have amended effective November 30, 2000, (the "Sixth Amendment") certain terms and conditions of the Amended and Restated Acquisition Agreement (the "Acquisition Agreement") between the parties, dated December 9, 1999. The Sixth Amendment essentially provides SGI with an extension of the November 30, 2000, date to February 28, 2001, in which to satisfy various terms and conditions more fully described in the Acquisition Agreement. This extension was granted under substantially similar terms and conditions as those agreed to for previous three month extensions. All other terms and conditions of the Acquisition Agreement remain in full force and effect.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information

Not applicable.

(c) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SGI INTERNATIONAL

/s/ Michael L. Rose
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Michael L. Rose
President and Chief Executive Officer